Exhibit (a) (1) (D)
Screen 1 Continue If you have eligible options included in this program, please click the continue button to log in Welcome to the Boston Scientific Stock Option Exchange Program Portal. Click on the links below to view details on Boston Scientific's Option Exchange Program: Offer to Exchange Boston Scientific Corp. 2000 Long-Term Incentive Plan Boston Scientific Corp. 2003 Long-Term Incentive Plan Form of Deferred Stock Unit Award Information About the Exchange Frequently Asked Questions Boston Scientific Stock Option Exchange Program expires at 11:59 PM EDT on June 18, 2007 If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 AM to 7:00 PM EDT at: 800-718-2943 (From within the U.S.) 201-680-6670 (From outside the U.S.)

Continue Screen 2 Enter your 9-digit Personal Identification Number (PIN) that you received via e-mail on May 22, 2007. Please do not enter spaces. Boston Scientific Stock Option Exchange Program expires at 11:59 PM EDT on June 18, 2007 If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 AM to 7:00 PM EDT at: 800-718-2943 (From within the U.S.) 201-680-6670 (From outside the U.S.)

The offer to participate in the Boston Scientific Stock Option Exchange Program expires at 11:59 PM EDT on Monday, June 18, 2007. Continue Screen 3 Click on the links below to view details on Boston Scientific's Option Exchange Program: Offer to Exchange Boston Scientific Corp. 2003 Long-Term Incentive Plan Boston Scientific Corp. 2000 Long-Term Incentive Plan Form of Deferred Stock Unit Award Exchange Instructions Information About the Exchange Frequently Asked Questions Exchange Program Worksheet Boston Scientific Stock Option Exchange Program expires at 11:59 PM EDT on June 18, 2007 If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 AM to 7:00 PM EDT at: 800-718-2943 (From within the U.S.) 201-680-6670 (From outside the U.S.)